UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 1, 2008

Exact name of registrant as specified in
Commission	its charter, address of principal executive	IRS Employer
File Number	offices and registrant's telephone number	Identification Number
1-3198	Idaho Power Company	82-0130980
1221 W. Idaho Street
Boise, ID 83702-5627
(208) 388-2200

State or Other Jurisdiction of Incorporation: Idaho

None
Former name or former address, if changed since last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Idaho Power Company
Form 8-K

ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

AND

ITEM 2.03      CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

Idaho Power Company ("IPC") entered into a $170 million Term Loan Credit Agreement, dated as of April 1, 2008 (the "Credit Agreement"), with JPMorgan Chase Bank, N.A., as administrative agent and lender ("JPMorgan"), and Bank of America, N.A., Union Bank of California, N.A. and Wachovia Bank, National Association, as lenders (and together with JPMorgan, the "Lenders").

The Credit Agreement provides for the issuance of term loans by the Lenders to IPC on April 1, 2008 in an aggregate principal amount of $170 million.  The loans are due on March 31, 2009.  Loans may be prepaid, but may not be reborrowed.

The loans bear interest at either a floating rate or a Eurodollar rate.  The floating rate is equal to the higher of (i) the prime rate announced by JPMorgan Chase Bank and (ii) the sum of the federal funds effective rate for such day plus 1/2 percent per annum.  The Eurodollar rate is the rate published on the Reuters BBA Libor Rates Page 3750 (or on any successor or substitute page) for dollar deposits with a comparable maturity plus 0.75 percent per annum.

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The events of default under the Credit Agreement include (i) nonpayment of principal when due or nonpayment of interest or other fees within five days after becoming due, (ii) materially false representations or warranties made by or on behalf of IPC or any of its subsidiaries on the date as of which made, (iii) breach of covenants, subject in some instances to grace periods, (iv) voluntary and involuntary bankruptcy of IPC or any material subsidiary, (v) the non-consensual appointment of a receiver or similar official for IPC or any of its material subsidiaries or any substantial portion (as defined in the Credit Agreement) of its property, (vi) condemnation of all or any substantial portion of the property of IPC and its subsidiaries, (vii) failure of IPC or any of its subsidiaries to pay when due indebtedness in excess of $25 million or a default by IPC or any of its subsidiaries under any agreement under which such debt was created or governed which will cause or permit the acceleration of such debt or if any of such debt is declared to be due and payable prior to its stated maturity, or IPC or any of its subsidiaries not paying, or admitting in writing its inability to pay, its debts as they become due, (viii) IPC or any of its subsidiaries failing to pay certain judgments, (ix) the acquisition by any person or two or more persons acting in concert of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934) of 20 percent or more of the outstanding shares of voting stock of IDACORP, Inc., (x) the failure of IDACORP, Inc. to own free and clear of all liens all of the outstanding shares of voting stock of IPC, (xi) certain events with respect to pension plans, including unfunded liabilities of all single employer plans under the Employee Retirement Income Security Act of 1974 exceeding $75 million and (xii) IPC or any subsidiary being the subject of any proceeding or investigation pertaining to the release of any toxic or hazardous waste or substance into the environment or any violation of any environmental law (as defined in the Credit Agreement) which could reasonably be expected to have a material adverse effect (as defined in the Credit Agreement).

Upon any event of default relating to the voluntary or involuntary bankruptcy of IPC or the appointment of a receiver, the obligations of the lenders to make loans under the Credit Agreement will automatically terminate and all unpaid obligations will become due and payable.  Upon any other event of default, the lenders holding a majority of the outstanding loans (required lenders) or the administrative agent with the consent of the required lenders may terminate or suspend the obligations of the lenders to make loans under the Credit Agreement and/or declare the obligations to be due and payable.

The Credit Agreement contains a covenant requiring IPC to maintain a leverage ratio of consolidated indebtedness to consolidated total capitalization of no more than 65 percent as of the end of each fiscal quarter.  The Credit Agreement contains additional covenants including:

(i)                  prohibitions against investments and acquisitions by IPC or any subsidiary without the consent of the required lenders subject to certain exclusions including exclusions for investments in cash equivalents or investments permitted by the investment policies of the IPC Board of Directors; investments by IPC and its subsidiaries in any business trust controlled, directly or indirectly, by IPC to the extent such business trust purchases securities of IPC; investments and acquisitions related to the energy business or other business of IPC and its subsidiaries made after the date of the Credit Agreement not exceeding $750 million in the aggregate at any one time outstanding; and investments by IPC or a subsidiary in connection with a permitted receivables securitization (as defined in the Credit Agreement);

(ii)                prohibitions against IPC or any material subsidiary merging or consolidating with any other person or selling or disposing of all or substantially all of its property to another person without the consent of the required lenders, subject to exclusions for mergers into or dispositions to IPC or a wholly owned subsidiary and dispositions in connection with a permitted receivables securitization;

(iii)               restrictions on the creation or existence of certain liens by IPC or any material subsidiary subject to exceptions, including the lien of IPC's first mortgage; and

(iv)              prohibitions on IPC or any material subsidiary entering into any agreement restricting the ability of the material subsidiary to declare or pay dividends to IPC except pursuant to a permitted receivables securitization.

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IPC will use the proceeds from the loans to effect a mandatory purchase on April 3, 2008 of the $49,800,000 Humboldt County, Nevada Pollution Control Revenue Refunding Bonds (Idaho Power Company Project) Series 2003 and the $116,300,000 Sweetwater County, Wyoming Pollution Control Revenue Refunding Bonds (Idaho Power Company Project) Series 2006 (together, the "Pollution Control Bonds") in connection with the adjustment of the interest rate period of the Pollution Control Bonds from an auction interest rate period to a weekly interest rate period, effective April 3, 2008, and to pay interest, fees and expenses incurred in connection with the Pollution Control Bonds and/or the Credit Agreement.

Without additional approval from the Idaho Public Utilities Commission, the Public Utility Commission of Oregon and the Public Service Commission of Wyoming, the aggregate amount of borrowings by IPC under the Credit Agreement together with any other short-term borrowings at any one time outstanding may not exceed $450 million.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 2, 2008

Idaho Power Company
By:   /s/ Darrel T. Anderson
Darrel T. Anderson
Senior Vice President -
Administrative Services and
Chief Financial Officer

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